Subsidiaries of DENTSPLY International Inc. (the "Company")

A. Direct Subsidiaries of the Company

1) DENTSPLY Prosthetics U.S. LLC (Delaware)

2) Ceramco Manufacturing B.V. (Netherlands)

3) CeraMed Dental, LLC (Delaware)

4) GAC International LLC (New York) a) Orthodental International, Inc. b) Orthodental S.A. de C.V. (Mexico)

5) DENTSPLY Finance Co. (Delaware) a) Dentsply Chile Comercial Limitada (Chile)
b) Dentsply Luxembourg, S.a.r.l. (Luxembourg)

6) DENTSPLY North America LLC (Delaware)

7) Dentsply Argentina S.A.C.e.I. (Argentina)

8)          Dentsply Industria e Comercio Ltda. (Brazil)

9)          DeTrey do Brasil Industria e Comercio Ltda. (Brazil)

10) Dentsply Mexico S.A. de C.V. (Mexico)

11) Dentsply India Pvt. Ltd. (India)

12) Dentsply (Philippines) Inc. (Philippines)

13) Dentsply (Thailand) Ltd. (Thailand)

14) Dentsply Dental (Tianjin) Co. Ltd. (China)

15) Dentsply Tianjin International Trading Co. Ltd. (China)

16) Dentsply Korea Limited

17) Ceramco Europe Limited (Cayman Islands) a) Ceramco UK Limited (Dormant)

18) Dentsply LLC (Delaware)

19) Dentsply S.C. Inc. (Delaware)

20) Dentsply N.A. Inc. (Delaware)

21) Raintree Essix Inc. (Delaware)

22) Glenroe Technologies, Inc. (Florida)

23) Dentsply Israel Ltd.

24) Ransom & Randolph Company (Delaware)

25) EndoAction, Inc.

26) Dentsply (Guangzhou) Refractories Ltd.

27) Tulsa Dental Products LLC (Delaware) a) Tulsa Finance Co. (Delaware) b) Tulsa Manufacturing Inc. (Delaware)

28) Dentsply Australia Pty. Ltd. (Australia (Victoria)) a) Dentsply (NZ) Limited (New Zealand)

29) Dentsply Canada Ltd. (Canada (Ontario))

30) PT Dentsply Indonesia (Indonesia)

31) The International Tooth Co. Limited (United Kingdom)

32) Dentsply Services (Switzerland) S.a.r.L. (Switzerland)

33) Prident International, Inc. (California)

a) Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)

34) DENTSPLY Holding Company

a) Dentsply Espana SL (Spain)

b) DENTSPLY-Sankin K.K. (Japan) 1) Sankin Laboratories K.K. (Japan)

c) DeguDent Industria e Comercio Ltda. (Brazil) 1) DeguDent da Amazonia Industria e Comercio Ltda. (Brazil) 2) Degpar Participacoes e Empreendimentos S.A. (Brazil) (a) Probem Laboratorio de Produtos Farmaceuticos e Odontonlogicos S.A. (Brazil)

d) Dentsply EU Holding S.a.r.L (Luxembourg) 1) Dentsply Europe S.a.r.l. (Luxembourg)


B. Subsidiaries of Dentsply Europe S.a.r.L.

1) Dentsply Germany Holdings GmbH (Germany) a) VDW GmbH (Germany) b) Dentsply DeTrey GmbH (Germany) c) Friadent GmbH (Germany)
d) DeguDent GmbH (Germany)
1) Ducera Dental Verwaltungs-ges.m.b.H. (Germany) e) Elephant Dental GmbH (Germany)

2) Elephant Dental B.V. (Netherlands) a) Cicero Dental Systems B.V. (Netherlands) b) DeguDent Benelux B.V. (Netherlands) c) Dental Trust B.V. (Netherlands)

3) DeguDent Austria Handels GmbH (Austria)

4) Dentsply Limited (Cayman Islands) a) Dentsply Holdings Unlimited (U.K.) b) Dentsply Russia Limited (U.K.) c) Amalco Holdings Ltd (U.K., Dormant) d) Keith Wilson Limited (U.K., Dormant) e) Oral Topics Limited (U.K., Dormant) f) AD Engineering Company Limited (Dormant)

5) Dentsply Italia SrL (Italy)

6) Dentsply France S.A.S. (France)

7) Dentsply South Africa (Pty) Limited (South Africa)

8) Dentsply Benelux S.a.r.L. (Luxembourg)

9) Friadent Schweiz AG (Switzerland)

10) Dentsply Friadent Benelux N.V. (Belgium)

11) Friadent Scandinavia AB(Sweden)

12) Friadent Denmark ApS (Denmark)

13) Friadent Brasil Ltda. (Brazil)

14) Dentsply DeTrey Sarl (Switzerland)

15) Maillefer Instruments Holding S.a.r.l. (Switzerland) a) Maillefer Instruments Trading S.a.r.l. (Switzerland) b) Maillefer Instruments Consulting S.a.r.l. (Switzerland) c) Maillefer Instruments Manufacturing S.a.r.l. (Switzerland)
d) GAC, SA (Switzerland) 1) GAC Gmbh (Germany) 2) GAC Norge Sa (Norway) 3) SOF SA (France)

16) Defradental, SpA (Italy)